SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC
                                     20549


                    ________________________________________

                                    FORM 8-K
                    ________________________________________

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: October 10, 1997
                       (Date of earliest event reported)


                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-19066             13-3591193
(State or other jurisdiction of       (Commission         (I.R.S. Employer
 incorporation or organization)       File Number)         Identification
                                                              Number)


                          One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (864) 239-1000


                     ______________________________________

Item 2.  Acquisition or Disposition of Assets

     Insignia Financial Group, Inc. (NYSE:IFS) has acquired Realty One and its affiliated companies, including First Ohio Mortgage Company, for approximately $39 million, with approximately $35 million paid in cash and the balance in IFS stock, valued at $20 per share for the transaction.

     Realty One, a full-service residential broker headquartered in Cleveland, is the tenth largest residential real estate brokerage firm in the nation and Ohio's largest. With more than 1,400 sales associates and 400 support staff located in more than 45 offices throughout northern Ohio, it represents more than 90 residential builders and handles more than 20,000 transactions valued at more than $2.5 billion annually. First Ohio Mortgage (FOMC) originates single family home mortgages for both Realty One clients and third parties.




Item 7.  Financial Statement and Exhibits

         (c)     Exhibits

     Exhibit No.

       10.1         STOCK   PURCHASE   AGREEMENT       by  and  among  Insignia
                    Financial Group, Inc., Insignia RO, Inc., Joseph T. Aveni, Vincent T. Aveni, James C. Miller, Richard A. Goldbach,
                    Joseph T. Aveni as Trustee of the Joseph T. Aveni Declaration of Trust dated April 25, 1988), as amended on August 10, 1995, Vincent T. Aveni as Trustee of the Vincent
                    T. Aveni Declaration of Trust dated February 11, 1988, as restated on September 14, 1995, Joseph T. Aveni, as Trustee of the Vincent T. Aveni Dynasty Trust, dated July 13, 1994, and Vincent T. Aveni, as Trustee of the Joseph T. Aveni Dynasty Trust, dated July 13, 1994, dated as of September 18, 1997.

     10.2 SHAREHOLDERS' AGREEMENT dated as of October 7, 1997 by and among INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation (the "Company"), and Joseph T. Aveni, individually a resident of Gate Mills, Ohio ("J. Aveni"), Joseph T. Aveni as Trustee of the Joseph T. Aveni Declaration of Trust dated April 25, 1988, as amended on August 10, 1995 ("J. Aveni 1988 Trust"), Vincent T. Aveni, as Trustee of the Joseph T. Aveni Dynasty Trust, dated July 12, 1994 ("J. Aveni 1994 Trust"), Vincent T. Aveni, Trustee of the Joseph T. Aveni
                    Dynasty Trust dated July 12, 1994 FBO Kristen Aveni ("Kristen Aveni Subtrust"), Vincent T. Aveni, Trustee of the Joseph T. Aveni Dynasty Trust dated July 12, 1994 FBO Kerri Aveni ("Kerri Aveni Subtrust"), Vincent T. Aveni, Trustee of the Joseph T. Aveni Dynasty Trust dated July 12, 1994 FBO Benjamin Aveni ("Benjamin Aveni Subtrust"), (collectively J. Aveni, the J. Aveni 1988 Trust, the J. Aveni 1994 Trust, the Kristen Aveni Subtrust, the Kerri Aveni Subtrust, and the Benjamin Aveni Subtrust are "Holders".


     99.1           Press Release dated September 30, 1997

     99.2           Press Release dated October 13, 1997

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          INSIGNIA FINANCIAL GROUP, INC.



                                          By: /s/ John K. Lines
                                          ---------------------
                                              John K. Lines
                                              General Counsel

Date:  October 22, 1997